Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2005 RESULTS

DENVER, CO — (BUSINESS WIRE) — Thursday, March 9, 2006 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the fourth quarter and year ended December 31, 2005.

Fourth Quarter Operating Results

Consolidated gross revenue for the fourth quarter of 2005 was $60.5 million, compared to $66.0 million in the third quarter of 2005 and $59.2 million in the fourth quarter of 2004. Net loss to common shareholders for the fourth quarter of 2005 was ($33.8) million, or ($0.83) per share, compared to a net loss of ($126.9) million, or ($3.10) per share, in the third quarter of 2005, and a net loss of ($35.4) million, or ($0.87) per share, in the fourth quarter of 2004. Funds from operations (FFO(1)) available to common shareholders for the fourth quarter of 2005 was a loss of ($12.0) million, or ($0.29) per share, compared to a loss of ($107.8) million, or ($2.64) per share, in the third quarter of 2005 and a loss of ($13.4) million, or ($0.33) per share, in the fourth quarter of 2004. As previously announced, the Company has decided to retain 41 of the 79 communities previously held for sale. Accordingly, these communities have been reclassified as continuing operations and current and prior period results, including occupancy data, have been recast to reflect the Company’s re-continuance of these 41 communities as continuing operations.

Net loss and FFO in the fourth quarter of 2005 include charges of $6.4 million, or $0.16 per share, associated with communities held for sale and impairment of goodwill allocated to re-continued properties as discussed below. FFO in the fourth quarter of 2005, as compared to the fourth quarter of 2004, reflects improved community segment operating results from higher occupancy and higher home sales margins. These improvements partially were offset by increased interest and general and administrative expense.

The fourth quarter of 2005, as compared to the third quarter of 2005, reflects improved results in the communities segment and a reduction in losses attributable to the retail home sales segment. Communities’ net segment income increased as a result of an improvement in average rental rates applicable to both homeowners and renters which offset the lower average resident occupancy in the fourth quarter of 2005. In addition, the communities’ net segment income reflects reduced operating expenses primarily resulting from the reduction of previously estimated incentive compensation expense.

The decrease in retail net segment losses reflects reduced operating expenses partially offset by a reduced volume of homes sold with corresponding reduced gross margins. In the fourth quarter of 2005 the Company restructured its marketing programs, reducing its retail operating expenses primarily as a result of the elimination of approximately 150 sales management and administration positions.

Net occupancy decreased by 769 residents during the fourth quarter of 2005 to overall occupancy of 83.9% primarily due to the restructuring of the retail sales operation and seasonally slower home marketing activity in which the Company experienced declines in home sales and leasing net transactions.

General and administrative expenses increased in the fourth quarter of 2005 by $1.1 million compared to the third quarter of 2005. The increase was principally the result of severance costs attributable to two former senior officers of the Company and costs associated with completing the Company’s internal control evaluation as required by the Sarbanes-Oxley Act.

The Company incurred higher interest expense resulting primarily from the 7½% Senior Exchangeable Notes issued by the Company in August 2005.

Community Sales Results

As previously announced, through March 8, 2006, the Company has closed on the sales of 12 communities, resulting in $10.2 million of cash proceeds net of related debt, defeasance and other closing costs totaling $24.3 million. The Company contemplates closing the sale of an additional 26 communities during the calendar year 2006. A table of the discontinued communities is included at the end of this press release. However, there can be no assurance that the Company may realize net cash proceeds from the sale of any of these communities nor can the Company assure that sales under contract will ultimately close.

For the discontinued communities in which the Company expects to incur a loss, the Company has recorded a charge of $3.7 million in the fourth quarter of 2005 in addition to the charge of $6.5 million recorded in the third quarter of 2005. For the discontinued communities in which the Company expects a gain, the Company will record such gains only when the sales close. The Company continues to market an additional eight communities in private party transactions or through brokers. There can be no assurances that any or all of these remaining transactions will close, or that, if they do close, that any gains will be recognized with respect to any such transactions.

For the re-continued communities, the Company had previously recorded an impairment charge of $23.2 million and a goodwill charge of $5.0 million in the third quarter 2005 related to the transactions in which it had expected a loss and has now classified these charges in continuing operations in recording the re-continuance. The Company reduced the community impairment charge by $1.3 million in the fourth quarter in evaluating their fair value at the date of the decision not to sell in accordance with FAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”  The Company wrote off additional goodwill of $4.0 million in the fourth quarter related to the re-continued communities.

Decision to Eliminate REIT Status

The Company currently contemplates that certain sales of properties anticipated to close during the year ending December 31, 2006 will result in gains for federal income tax purposes. In certain circumstances, gains on sales of properties by companies taxed as a REIT may result in a federal income tax liability equal to the amount of the gain for federal income tax purposes (a 100% tax rate). The Company elected not to be taxed as a REIT for the year ending December 31, 2006.

At December 31, 2005, the Company has net operating loss carry-forwards for federal income tax purposes of approximately $250 million and $200 million for regular income tax and alternative minimum tax, respectively. The net operating loss carry-forwards for regular federal income tax purposes at December 31, 2005 are expected to offset the regular taxable earnings for the year ending December 31, 2006. The net operating loss carry-forwards for alternative minimum federal income taxes are generally limited to offsetting 90% of the alternative minimum taxable earnings for a given year. Therefore, alternative minimum tax may be incurred by the Company as a result of this change in tax status.

The Company could experience some future non-cash variability in its income tax provision based on the timing of recognition of the tax benefit of its operating losses carried forward from prior years.

Under current IRS rules, the Company can elect to return to REIT status after five years. There can be no assurances that the tax laws and regulations will not change or that the Company will change its REIT election status in five years. The limitations set forth in the Company’s charter with respect to ownership of the Company’s outstanding equity securities no longer apply as a result of the Company’s decision to discontinue its status as a REIT.

Balance Sheet and Liquidity

At December 31, 2005, the Company had $27.9 million in cash and cash equivalents and approximately $31.4 million of additional borrowing capacity available under its lease receivables line of credit. The Company has also obtained $10.4 of net proceeds from the 12 properties sold at auction which have closed through March 8, 2006, and anticipates receiving additional proceeds during the year 2006 from the sale of the additional 26 communities. The Company can make no assurance that all or any of these sales will close as anticipated.

In the aggregate at December 31, 2005, the Company had approximately $1.2 billion in outstanding debt related to continuing operations as well as approximately $48.2 million related to communities held for sale. The weighted average interest rate on the Company’s aggregate outstanding debt related to continuing operations was 6.95% at December 31, 2005. Approximately $1.0 billion of the Company’s outstanding debt is payable in 2008 or later assuming its Senior Variable Rate Mortgage due 2007 is extended in accordance with the terms of the current loan agreement. The Company, in February 2006, completed the first extension of its Senior Variable Rate Mortgage due in 2007. The amount of fixed rate loans amounted to $927.4 million, which was approximately 80% of total loans outstanding and includes the impact of the Company’s interest rate swap.

Fourth Quarter and Full Year 2005 Conference Call

The Company will host a conference call, today, Thursday, March 9, 2006, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call also can be accessed live over the phone by dialing (800) 817-4887 or (913) 981-4913 for international callers.

A replay will be available at approximately 8:00 P.M. Eastern time after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 4566915. The replay will be available from March 9, 2006 through March 16, 2006, and also will be archived on ARC’s website.

Non-GAAP Terminology

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2004 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 57,600 homesites located in 278 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACTS

Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer

(866) 847-8931

investor.relations@aboutarc.com

or

Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Affordable Residential Communities Inc.
Unaudited Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Sept. 30,	December 31,		December 31,
	2005	2005	2004	2005	2004
Revenue
Rental income	$48,858	$49,820	$46,350	$192,472	$172,375
Sales of manufactured homes	10,851	4,860	8,113	39,671	14,280
Utility and other income	6,310	5,816	4,720	22,370	17,795
Total revenue	66,019	60,496	59,183	254,513	204,450

Expenses
Property operations	20,600	19,467	21,305	76,447	68,324
Real estate taxes	3,967	4,443	4,554	16,506	15,241
Cost of manufactured homes sold	11,933	5,875	11,695	39,973	17,351
Retail home sales, finance and insurance	5,447	3,016	3,058	15,516	8,187
Property management	3,087	1,935	2,082	9,781	7,127
General and administrative	7,334	8,417	5,866	27,634	29,372
Initial public offering related costs	—	—	—	—	4,417
Early termination of debt	—	—	—	—	16,685
Depreciation and amortization	19,681	23,258	16,292	78,154	61,311
Real estate and retail home asset impairment	23,158	(1,336)	3,543	21,822	3,358
Goodwill impairment	74,793	3,990	863	78,783	863
Net consumer finance interest expense (income)	18	(143)	1,365	525	1,319
Interest expense	19,746	20,431	17,192	73,164	58,665

Total expenses	189,764	89,353	87,815	438,305	292,220

Interest income	(743)	(883)	(447)	(2,267)	(1,611)

Loss before allocation to minority interest	(123,002)	(27,974)	(28,185)	(181,525)	(86,159)
Minority interest	5,111	1,043	1,379	7,333	5,562

Loss from continuing operations	(117,891)	(26,931)	(26,806)	(174,192)	(80,597)
Income (loss) from discontinued operations	(6,751)	(4,473)	(80)	(10,059)	3,162
Loss on sale of discontinued operations	—	—	(6,257)	(678)	(8,549)
Minority interest in discontinued operations	291	191	368	456	291
Net loss	(124,351)	(31,213)	(32,775)	(184,473)	(85,693)

Preferred stock dividend	(2,578)	(2,578)	(2,578)	(10,312)	(8,966)
Net loss attributable to common stockholders	$(126,929)	$(33,791)	$(35,353)	$(194,785)	$(94,659)

Loss per share from continuing operations
Basic loss per share	$(2.95)	$(0.72)	$(0.72)	$(4.51)	$(2.36)
Diluted loss per share	$(2.95)	$(0.72)	$(0.72)	$(4.51)	$(2.36)

Loss per share from discontinued operations
Basic loss per share	$(0.15)	$(0.11)	$(0.15)	$(0.25)	$(0.13)
Diluted loss per share	$(0.15)	$(0.11)	$(0.15)	$(0.25)	$(0.13)

Loss per share attributable to common stockholders
Basic loss per share	$(3.10)	$(0.83)	$(0.87)	$(4.76)	$(2.49)
Diluted loss per share	$(3.10)	$(0.83)	$(0.87)	$(4.76)	$(2.49)

Weighted average share information
Common shares outstanding	40,886	40,957	40,858	40,896	37,967

Affordable Residential Communities Inc.
Unaudited Calculation of Funds from Operations (“FFO”)
(Amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Sept. 30,	December 31,		December 31,
	2005	2005	2004	2005	2004
Reconciliation of FFO:
Loss from continuing operations	$(117,891)	$(26,931)	$(26,806)	$(174,192)	$(80,597)
Plus:
Depreciation and amortization	19,681	23,258	16,292	78,154	61,311
Income (loss) from discontinued operations	(6,751)	(4,473)	(80)	(10,059)	3,162
Depreciation and amortization from discontinued operations	918	80	1,576	4,271	7,885
Less:
Depreciation expense on furniture, equipment and vehicles	(577)	(552)	(451)	(2,080)	(1,264)
Minority interest portion of FFO reconciling items	(570)	(787)	(1,356)	(3,440)	(4,706)
FFO	(105,190)	(9,405)	(10,825)	(107,346)	(14,209)
Less: preferred stock dividends	(2,578)	(2,578)	(2,578)	(10,312)	(8,966)
FFO available to common stockholders	$(107,768)	$(11,983)	$(13,403)	$(117,658)	$(23,175)

FFO per share available to common stockholders	$(2.64)	$(0.29)	$(0.33)	$(2.88)	$(0.61)
Weighted average share information:
Common shares outstanding	40,886	40,957	40,858	40,896	37,967

FFO includes the following charges:
Goodwill impairment	$74,793	$3,990	$863	$78,783	$863
Real estate and retail home asset impairment	23,158	(1,336)	3,543	21,822	3,358
Impairment charges included in discontinued operations	6,546	3,708	—	10,254	—
Executive severance charges	1,000	1,870	689	2,870	1,197
IPO executive stock grants compensation expense	—	—	—	—	10,195
IPO related early termination of debt	—	—	—	—	16,685
Other IPO related costs	—	—	—	—	4,417
Minority interest portion of above	(4,531)	(354)	(399)	(4,885)	(2,782)
Total	$100,966	$7,878	$4,696	$108,844	$33,933

Affordable Residential Communities Inc.

Unaudited Real Estate Net Segment Income
(Amounts in thousands, except homesite data)

	Same
	Communities (4)		Real Estate Segment (4)
	2005	2004	2005	2004
Three Months Ended December 31:
Average total homesites	34,614	34,962	57,569	58,431
Average total rental homes	6,571	5,991	9,200	7,446
Average occupied homesites - homeowners	23,875	24,523	41,074	42,574
Average occupied homesites - rental homes	5,511	4,549	7,629	5,340
Average total occupied homesites	29,386	29,072	48,703	47,914
Average occupancy - rental homes	83.9%	75.9%	82.9%	71.7%
Average occupancy - total	84.9%	83.2%	84.6%	82.0%

Real estate revenue
Homeowner rental income	$20,720	$20,659	$35,720	$35,618
Home renter rental income	9,926	8,907	13,841	10,458
Other	121	111	259	274
Rental income	30,767	29,677	49,820	46,350
Utility and other income	3,460	2,854	5,530	4,519
Total real estate revenue	34,227	32,531	55,350	50,869
Real estate expenses
Property operations expenses	11,714	12,185	19,467	21,305
Real estate taxes	833	2,923	4,443	4,554
Total real estate expenses	12,547	15,108	23,910	25,859

Real estate net segment income	$21,680	$17,423	$31,440	$25,010
Average monthly real estate revenue per total occupied homesite (1)	$388	$373	$379	$354
Average monthly homeowner rental income per homeowner occupied homesite (2)	$289	$281	$290	$279
Average monthly real estate revenue per total homesite (3)	$330	$310	$320	$290

(1)          Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)          Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(4)          Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc.

Unaudited Reconciliation of Net Segment Income to Net Loss
Attributable to Common Stockholders
(Amounts in thousands)

	Three Months Ended December 31,
	Same
	Communities (a)			As Reported
	2005	2004		2005	2004
Net segment income:
Real estate	$21,680	$17,423		$31,440	$25,010
Retail home sales	—	—		(3,202)	(6,115)
Finance and insurance	(543)	(324)		(543)	(324)
	21,137	17,099		27,695	18,571
Other expenses:
Property management	1,281 (b)	1,378	(b)	1,935	2,082
General and administrative	8,509 (c)	5,866	(d)	8,417	5,866
Depreciation and amortization	13,741	11,417		23,258	16,292
Real estate and retail home asset impairment	—	—		(1,336)	3,543
Goodwill impairment	—	—		3,990	863
Net consumer finance interest expense	(143)	1,365		(143)	1,365
Interest expense	11,456	9,646		20,431	17,192
Total other expenses	34,844	29,672		56,552	47,203
Interest income	(883)	(354	)(e)	(883)	(447)
Loss before allocation to minority interest	(12,824)	(12,219)		(27,974)	(28,185)
Minority interest	478	598		1,043	1,379
Loss from continuing operations	(12,346)	(11,621)		(26,931)	(26,806)
Income from discontinued operations	—	—		(4,473)	(80)
Loss on sale of discontinued operations	—	—		—	(6,257)
Minority interest in discontinued operations	—	—		191	368
Net loss	(12,346)	(11,621)		(31,213)	(32,775)
Preferred stock dividend	—	—		(2,578)	(2,578)
Net loss attributable to common stockholders	$(12,346)	$(11,621)		$(33,791)	$(35,353)

(a)          Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before December 31, 2005.

(b)         Prorated based on 184 communities as compared to 278 at December 31, 2005.

(c)          Excludes amortization of restricted stock issued in connection with the IPO.

(d)         Excludes restricted stock expenses of $10.1 million recognized in connection with the IPO.

(e)          Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition.

Affordable Residential Communities Inc.

Unaudited Real Estate Net Segment Income
(Amounts in thousands, except homesite data)

	Same
	Communities (4)		Real Estate Segment (4)
	2005	2004	2005	2004
Year Ended December 31:
Average total homesites	34,797	34,962	57,988	53,439
Average total rental homes	6,155	5,780	8,283	6,817
Average occupied homesites - homeowners	24,184	25,416	41,667	39,818
Average occupied homesites - rental homes	5,131	4,115	6,716	4,566
Average total occupied homesites	29,315	29,531	48,383	44,384
Average occupancy - rental homes	83.4%	71.2%	81.1%	67.0%
Average occupancy - total	84.2%	84.5%	83.4%	83.1%

Real estate revenue
Homeowner rental income	$82,807	$84,563	$142,841	$133,670
Home renter rental income	37,204	33,982	48,547	37,676
Other	495	438	1,084	1,029
Rental income	120,506	118,983	192,472	172,375
Utility and other income	13,253	11,969	20,555	17,154
Total real estate revenue	133,759	130,952	213,027	189,529
Real estate expenses
Property operations expenses	46,522	45,247	76,447	68,324
Real estate taxes	9,246	10,888	16,506	15,241
Total real estate expenses	55,768	56,135	92,953	83,565

Real estate net segment income	$77,991	$74,817	$120,074	$105,964
Average monthly real estate revenue per total occupied homesite (1)	$380	$370	$367	$356
Average monthly homeowner rental income per homeowner occupied homesite (2)	$285	$277	$286	$280
Average monthly real estate revenue per total homesite (3)	$320	$312	$306	$296
As of December 31:
Total communities	184	184	278	278
Total homesites	34,622	34,962	57,578	58,431
Occupied homesites	29,072	28,918	48,320	47,662
Total rental homes owned	6,645	5,877	9,328	7,421
Occupied rental homes	5,356	4,546	7,491	5,422

(1)          Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)          Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)          Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(4)          Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc.

Unaudited Reconciliation of Net Segment Income to Net Loss
Attributable to Common Stockholders

(Amounts in thousands)

	Year Ended December 31,
	Same
	Communities (a)			As Reported
	2005	2004		2005	2004
Net segment income:
Real estate	$77,991	$74,817		$120,074	$105,964
Retail home sales	—	—		(11,592)	(9,710)
Finance and insurance	(2,411)	(907)		(2,411)	(907)
	75,580	73,910		106,071	95,347
Other expenses:
Property management	6,474 (b)	4,717	(b)	9,781	7,127
General and administrative	27,319 (c)	19,252	(d)	27,634	29,372
Initial public offering related costs	—	—		—	4,417
Early termination of debt	—	—		—	16,685
Depreciation and amortization	49,038	44,560		78,154	61,311
Real estate and retail home asset impairment	—	—		21,822	3,358
Goodwill impairment	—	—		78,783	863
Net consumer finance interest expense	525	1,319		525	1,319
Interest expense	42,178	40,989		73,164	58,665
Total other expenses	125,534	110,837		289,863	183,117
Interest income	(2,267)	(1,518	)(e)	(2,267)	(1,611)
Loss before allocation to minority interest	(47,687)	(35,409)		(181,525)	(86,159)
Minority interest	1,926	2,286		7,333	5,562
Loss from continuing operations	(45,761)	(33,123)		(174,192)	(80,597)
Income from discontinued operations	—	—		(10,059)	3,162
Loss on sale of discontinued operations	—	—		(678)	(8,549)
Minority interest in discontinued operations	—	—		456	291
Net loss	(45,761)	(33,123)		(184,473)	(85,693)
Preferred stock dividend	—	—		(10,312)	(8,966)
Net loss attributable to common stockholders	$(45,761)	$(33,123)		$(194,785)	$(94,659)

(a)          Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before December 31, 2005.

(b)         Prorated based on 184 communities as compared to 278 at December 31, 2005.

(c)          Excludes amortization of restricted stock issued in connection with the IPO.

(d)         Excludes restricted stock expenses of $10.1 million recognized in connection with the IPO.

(e)          Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition.

Affordable Residential Communities Inc.

Unaudited Homeowner and Home Renter Activity

	Three Months Ended December 31,
	Same
	Communities		Real Estate Segment
	2005	2004	2005	2004

Homeowner activity:
Homeowner move ins	122	38	168	62
Homeowner move outs	(352)	(425)	(584)	(835)
Home sales	151	724	241	903
Repossession move outs	(272)	(756)	(374)	(953)
Net homeowner activity	(351)	(419)	(549)	(823)

Home renter activity:
Home renter move ins	195	562	344	754
Home renter lease with option to purchase move ins	263	229	432	341
Home renter move outs	(743)	(747)	(996)	(871)
Net home renter activity	(285)	44	(220)	224

Net activity	(636)	(375)	(769)	(599)

The following reconciles the above activity to the period end occupied homesites.

Net homeowner activity	(351)	(419)	(549)	(823)
Occupied homeowner sites, beginning of period	24,067	24,791	41,378	43,063
Occupied homeowner sites, end of period	23,716	24,372	40,829	42,240

Net home renter activity	(285)	44	(220)	224
Occupied home renter sites, beginning of period	5,641	4,502	7,711	5,198
Occupied home renter sites, end of period	5,356	4,546	7,491	5,422

Total occupied homesites, end of period	29,072	28,918	48,320	47,662
Total occupancy percentage	84.0%	82.7%	83.9%	81.6%

Affordable Residential Communities Inc.

Unaudited Homeowner and Home Renter Activity

	Year Ended December 31,
	Same
	Communities		Real Estate Segment
	2005	2004	2005	2004

Homeowner activity:
Homeowner move ins	468	342	621	440
Homeowner move outs	(1,502)	(1,424)	(2,647)	(2,590)
Home sales	1,747	942	2,471	1,260
Repossession move outs	(1,369)	(1,730)	(1,856)	(1,970)
Net homeowner activity	(656)	(1,870)	(1,411)	(2,860)
Home renter activity:
Home renter move ins	1,738	4,411	2,624	5,184
Home renter lease with option to purchase move ins	2,931	254	4,178	377
Home renter move outs	(3,859)	(3,982)	(4,733)	(4,815)
Net home renter activity	810	683	2,069	746

Net activity	154	(1,187)	658	(2,114)
Acquisitions and other- homeowners	—	—	—	18,858
Acquisitions and other- home renters	—	—	—	813
Net activity, including acquisitions and other	154	(1,187)	658	17,557

The following reconciles the above activity to the period end occupied homesites.

Net homeowner activity	(656)	(1,870)	(1,411)	15,998
Occupied homeowner sites, beginning of period	24,372	26,242	42,240	26,242
Occupied homeowner sites, end of period	23,716	24,372	40,829	42,240

Net home renter activity	810	683	2,069	1,559
Occupied home renter sites, beginning of period	4,546	3,863	5,422	3,863
Occupied home renter sites, end of period	5,356	4,546	7,491	5,422

Total occupied homesites, end of period	29,072	28,918	48,320	47,662
Total occupancy percentage	84.0%	82.7%	83.9%	81.6%

Affordable Residential Communities Inc.

Unaudited Consolidated Balance Sheets
(Amounts in thousands)

	December 31,
	2005	2004
Assets
Rental and other property, net	$1,463,091	$1,416,136
Assets held for sale	122,285	180,129
Cash and cash equivalents	27,926	32,859
Restricted cash	7,022	7,321
Tenant notes and other receivables, net	37,363	18,111
Inventory	50	11,230
Loan origination costs, net	16,205	13,437
Loan reserves	35,088	31,019
Goodwill	—	78,783
Lease intangibles and customer relationships, net	12,063	17,639
Prepaid expenses and other assets	7,388	6,338
Total assets	$1,728,481	$1,813,002

Liabilities and Stockholders’ Equity
Notes payable	$1,152,998	$953,381
Liabilities related to assets held for sale	50,007	79,445
Accounts payable and accrued expenses	32,708	37,146
Dividends payable	1,887	15,505
Tenant deposits and other liabilities	14,884	11,819
Total liabilities	1,252,484	1,097,296

Minority interest	31,902	56,659

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, 5,750,000 shares authorized, 5,000,000 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108	119,108
Common stock, $.01 par value, 100,000,000 shares authorized, 40,971,423 and 40,874,061 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	410	409
Additional paid-in capital	791,379	790,528
Unearned compensation	(178)	(235)
Accumulated other comprehensive income	583	1,208
Retained deficit	(467,207)	(251,971)
Total stockholders’ equity	444,095	659,047
Total liabilities and stockholders’ equity	$1,728,481	$1,813,002

Affordable Residential Communities Inc.

Discontinued Communities as of December 31, 2005

Community	State	Number of Homesites	Occupancy 12/31/05	Rental Income Per Occupied Homesite Per Month
1 100 Oaks (a) **	AL	223	68.2%	$280
2 Alafia Riverfront (b)	FL	96	97.9%	336
3 Arbor Lake (a) **	IA	40	75.0%	233
4 Bermuda Palms (b)	CA	185	98.9%	337
5 Blue Ridge MHP (a)	NY	68	92.6%	238
6 Cedar Creek (a) **	AL	132	56.8%	230
7 Desert Palms (b)	CA	309	90.3%	402
8 Green Cove (a) **	AL	164	84.1%	181
9 Green Park South (a)	AL	412	96.8%	305
10 Hideaway (a)	PA	40	85.0%	310
11 Indian Rocks (b)	FL	148	91.2%	332
12 Kintner Estates (a)	NY	55	94.5%	261
13 La Quinta Ridge (b)	CA	151	99.3%	382
14 Lakeside of the Palm Beaches (b)	FL	260	90.4%	395
15 Lido Estates (a)	CA	121	98.3%	419
16 Martin’S (a)	PA	60	96.7%	298
17 Meridian Terrace (a) **	CA	257	98.4%	440
18 Merrimac Manor (a) **	AL	172	27.9%	394
19 Nichols (a) **	PA	10	100.0%	337
20 Parkview Estates (a)	CA	200	96.5%	420
21 Philbin Estates (a)	ID	110	72.7%	281
22 Picture Ranch (a) **	CO	114	95.6%	261
23 Pine Ridge (b) **	FL	126	88.1%	302
24 Pine Terrace (a)	PA	25	72.0%	236
25 Pinecrest Village (a)	LA	446	94.6%	283
26 Rambling Oaks (a) **	AL	80	80.0%	230
27 Scenic View (a)	PA	20	95.0%	357
28 Shady Grove (a)	PA	40	87.5%	303
29 Stonegate (a) **	LA	157	96.8%	254
30 Sunset Mobile Village (a) **	NM	112	84.8%	271
31 Sunshine City (b)	FL	350	87.1%	497
32 The Vineyards (a)	CO	97	88.7%	304
33 Valley View – Blandon (a)	PA	30	93.3%	315
34 Valley View – Morgantown (a)	PA	23	87.0%	325
35 Valley View – Tuckerton (a)	PA	69	91.3%	322
36 Valley View – Wernersville (a)	PA	23	87.0%	307
37 Weatherly Estates I (a)	TN	270	57.4%	314
38 Weatherly Estates II (a)	TN	131	64.1%	228
Totals		5,326	85.7%	$334

(a)          Sold at auction on December 15, 2005

(b)         Expected to be sold in private party transactions or through outside brokers

**          Sales closed through March 8, 2006